Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of GrowGeneration, Corp. (the “Company”) of our report dated March 27, 2018 relating to the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2017.

Philadelphia, Pennsylvania

Date: August 7, 2018

Member of the American Institute of Certified Public Accountants,

Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

1608 Walnut Street, Suite 1703, Philadelphia, PA 19103 ● (215) 735-4580 ● Fax (215) 735-4584 ● www.cgcpc.com